UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 13, 2025

THE HANOVER INSURANCE GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-13754	04-3263626
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

	440 Lincoln Street, Worcester, Massachusetts (Address of principal executive offices)	01653 (Zip Code)
(508) 855-1000 Registrant’s telephone number, including area code:

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Common Stock, $.01 par value	THG	New York Stock Exchange
7 5/8% Senior Debentures due 2025	THG	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

The Hanover Insurance Group, Inc. (the “Company”) held its annual meeting of shareholders on May 13, 2025 (the “Annual Meeting”). At the Annual Meeting, the Company’s shareholders (i) elected each of Kevin J. Bradicich, Theodore H. Bunting, Jr., William E. Donnell, Joseph R. Ramrath, and John C. Roche, each to serve as a director until the next annual meeting of shareholders and until their successors are duly elected and qualified; (ii) approved an advisory vote on executive compensation; and (iii) ratified the appointment of PricewaterhouseCoopers LLP as the Company’s independent, registered public accounting firm for 2025.

The final voting results for each matter submitted to a vote of shareholders at the Annual Meeting are as follows:

Item 1 – Election of Directors

Name	Votes For	Votes Against	Votes Abstained	Broker Non-Votes
Kevin J. Bradicich	30,633,670	98,045	32,800	1,821,967
Theodore H. Bunting, Jr.	30,708,479	22,732	33,305	1,821,967
William E. Donnell	30,709,279	21,908	33,328	1,821,967
Joseph R. Ramrath	29,908,640	832,304	23,572	1,821,967
John C. Roche	30,718,989	21,531	23,996	1,821,967

Item 2 – Advisory Vote on Executive Compensation

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
29,963,578	764,483	36,455	1,821,967

Item 3 – Ratification of Independent, Registered Public Accounting Firm

Votes For	Votes Against	Votes Abstained
32,035,672	527,380	23,431

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Hanover Insurance Group, Inc. (Registrant)

Date: May 14, 2025	By:	/s/ Dennis F. Kerrigan
Dennis F. Kerrigan
Executive Vice President, Chief Legal Officer and Assistant Secretary